EXHIBIT 32

CERTIFICATION
OF
PRINCIPAL EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chen Xing Hua, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of2002, that the Quarterly Report on Form 10-Q of China Water and Drinks Inc. for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of China Water and Drinks Inc.
I, Hu Wen Ding, certify, pursuant to 18 U,S,C, 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of2002, that the Quarterly Report on Form 10-Q of China Water and Drinks Inc. for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of China Water and Drinks Inc.

November 19, 2007	By:	/s/ Chen Xing Hua
Name: Chen Xing Hua
Title: Chief Executive Officer

By:	/s/ Hu Wen Ding
Name: Hu Wen Ding
Title: Chief Financial Officer